QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DIGIMARC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid: N/A
	(2)	Form, Schedule or Registration Statement no.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

DIGIMARC CORPORATION
19801 SW 72nd Avenue, Suite 100
Tualatin, Oregon 97062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2002

To the Stockholders of Digimarc Corporation:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders (the Annual Meeting) of Digimarc Corporation, a Delaware corporation will be held on Thursday, May 9, 2002 at the River Place Hotel, 1510 SW Harbor Way, Portland, Oregon 97201, at 2:00 p.m., local time. The purposes of the Annual Meeting will be:

            1.    Election of Directors. To elect two Class III directors, to hold office until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified (Proposal No. 1);

            2.    Ratification of Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2002 (Proposal No. 2);

            3.    Approval of Amendment and Restatement of our 1999 Stock Incentive Plan. To approve the increase of the number of shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan from 6,147,714 shares to 6,897,714 shares, an increase of 750,000 shares (Proposal No. 3); and

            4.    Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors has fixed the close of business on March 15, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Bruce Davis Chief Executive Officer
Tualatin, Oregon April 8, 2002

DIGIMARC CORPORATION
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

General Information

        This Proxy Statement is being furnished to the stockholders of Digimarc Corporation (sometimes referred to herein as the Company), a Delaware corporation, on or about April 8, 2002, in connection with the solicitation by our Board of Directors (the Board of Directors) of proxies for use in voting at our Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 9, 2002, at 2:00 p.m., local time, at the River Place Hotel, 1510 SW Harbor Way, Portland, Oregon 97201, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxies elected thereby.

        The close of business on March 15, 2002 has been fixed as the record date (the Record Date) for determining the holders of shares of our common stock (Common Stock) entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 17,178,509 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy, on the Record Date. There must be a quorum for the Annual Meeting to be held. Our Inspector of Elections will tabulate votes cast in person at the Annual Meeting.

Revocability of Proxy

        You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

  •
  delivering to us (to the attention of Robert P. Chamness, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or

  •
  attending the Annual Meeting and voting in person.

Solicitation

        This solicitation of proxies is being made by and paid for by us. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We may also retain the services of a proxy solicitation, information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries, for which we would not pay more than $8,000.

Voting Procedures

  •
  Directors are elected by a plurality of the votes cast.

  •
  The approval of the ratification of our independent auditors for the fiscal year ending December 31, 2002 and the approval of the amendment and restatement of our 1999 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

  •
  Abstentions are shares that abstain from voting on a particular matter. Abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting.

  •
  Abstentions have no effect on Proposal No. 1. Because abstentions will be included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2 and Proposal No. 3.

  •
  Broker non-votes are shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter. Broker non-votes have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3.

ELECTION OF DIRECTORS
(Proposal No. 1)

        At the Annual Meeting, two directors are to be elected to serve for a term of three years and until their successors are elected and qualified, or until the death, resignation or removal of such director. Proxies will be voted for the election each of the nominees named below as director unless the authority to vote for the nominee is withheld. Mr. Davis and Mr. Grossi have indicated that each one is able and willing to serve if elected. In the event, however, that any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. If Mr. Davis or Mr. Grossi should become unavailable prior to the election, the Board of Directors may recommend another person, and Mr. Davis and Mr. Ranjit, as your representatives, will vote for such person.

        Our Bylaws authorize the number of directors to be not less than five and not more than eleven. The number of directors is currently fixed at eight. Our Board of Directors is divided into three classes, Class I, Class II and Class III. One class of directors will be elected each year for a three-year term and until their successors are selected and qualified or until their earlier resignation or removal. Mr. Taysom, Mr. van Luijt and Mr. Krepick, Class I directors, will serve until our 2003 annual meeting of stockholders; Mr. Monego, Mr. Rhoads and Mr. Smith, Class II directors, will serve until our 2004 annual meeting of stockholders; and Mr. Davis and Mr. Grossi, Class III directors, are up for election at this Annual Meeting.

	Age	Director Since	Expiration of Term
Nominees:
Bruce Davis	49	1997	2002
Brian Grossi	51	1996	2002
Continuing Directors:
Philip J. Monego, Sr.	54	1996	2004
William A. Krepick	56	2000	2003
Geoffrey Rhoads	39	1995	2004
Peter Smith	69	2000	2004
Alty van Luijt	50	2000	2003
John Taysom	48	1997	2003

Class III Director Nominees

        Bruce Davis has served as our chief executive officer and director since December 1997. He also held the title of President from December 1997 through May 2001. Prior to joining us, Mr. Davis served as president of Titan Broadband Communications, a provider of information technology and satellite communications systems and services, from April 1997 to December 1997. Prior to that, Mr. Davis served as president of Prevue Networks, Inc., a supplier of electronic program guides and program promotion services for the cable and satellite television markets, from July 1996 to February 1997. Prior to that, Mr. Davis founded and served as president of TV Guide On Screen, a joint venture of News Corporation and TCI (now part of AT&T) which supplied electronic program guides and navigational software for the cable television market, from January 1993 to July 1996.

Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

        Brian J. Grossi has served as one of our directors since July 1996. Mr. Grossi co-founded AVI Capital, a venture capital firm specializing in high-technology companies, in 1994. Prior to that, Mr. Grossi was a general partner with Alpha Partners, a venture capital firm, from 1982 to 1992. Prior to that, he worked at the Stanford Research Institute as a research engineer and project leader from 1976 to 1982. Currently, Mr. Grossi serves as a director of Intraspect Software, Inc., and Pointbase, Inc. Mr. Grossi received a B.S. and an M.S. in mechanical engineering from Stanford University.

Continuing Class I Directors

        William A. Krepick was appointed to our Board of Directors in October 2000. Mr. Krepick is president and chief executive officer of Macrovision Corporation since November 2001. He has been with Macrovision since November 1988, and served as vice president, Sales and Marketing until June 1992 and senior vice president, Theatrical Copy Protection from July 1992 to June 1995, and President and Chief Operating Officer from July 1995 to October 2001. Prior to 1988, he worked for ROLM Corp., Coherent, Inc. and SRI International. Mr. Krepick has a B.S.M.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Alty van Luijt was appointed to our Board of Directors in December 2000. Since April 2000, Mr. van Luijt has been the senior vice president for Strategy and Business Development with Philips Corporate Research, a unit of Royal Philips Electronics. Prior to that, he was senior vice president for Philips Digital Networks from May 1999 through April 2000. He has held various positions within Philips since 1977. Mr. van Luijt holds an M.S. in electronics from Eindhoven University of Technology in the Netherlands.

        John Taysom has served as one of our directors since December 1997. Mr. Taysom has been employed by Reuters, a worldwide television and news agency, since 1982 and is currently the co-CEO of the Reuters Greenhouse Fund. Mr. Taysom also serves on the Board of Directors of Equinix (EQIX) and a number of private companies. Mr. Taysom received a B.Sc. in economics from Bath University.

Continuing Class II Directors

        Philip J. Monego, Sr. has been chairman of our Board of Directors since 1996. Mr. Monego has served as founder, chief executive officer and chairman of the Board of Directors of Voquette, Inc., an enterprise content management software company for Fortune 2000 organizations and government intelligence agencies, since May 1999. Prior to that, Mr. Monego was co-founder, president and chief executive officer of NetChannel, Inc., an Internet information delivery service, from May 1996 to June 1998. Prior to that, Mr. Monego was interim president and chief executive officer of Yahoo! Corporation from April 1995 to September 1995. During his over 30 years in the information technology industry, Mr. Monego has been a founder, CEO, senior executive and investor in more than a dozen companies. As the president and founder of Technology Perspectives, a Strategic Management Consulting Firm, started in 1987, he has served as a strategic advisor to chief executives for some of the world's largest information technology and media companies. He is a private investor and is also currently a venture partner in the Media Technology Venture family of funds. Mr. Monego received a B.A. in management from LaSalle University.

        Geoffrey Rhoads founded Digimarc in 1995 and now serves as our chief technology officer and director. Previously, Mr. Rhoads served as our interim president from September to November 1995, and as chairman of our Board of Directors from January 1995 to March 1996. Prior to that, Mr. Rhoads was the founder and president of Pinecone Imaging Corporation, a company which develops imaging systems for telescopes, from 1992 through 1995. Mr. Rhoads received his B.A. in physics from the University of Oregon.

        Peter Smith was appointed to our Board of Directors in April 2000. Mr. Smith is currently retired. Most recently, Mr. Smith served as president of News Technology for News America from January 1998 to February 2000. In that capacity, he coordinated technology throughout News Corporation and served as a technology advisor to its board of directors. From January 1996 to January 1998, Mr. Smith served as its Executive Vice President, Television. Prior to that, Mr. Smith held the position of Director, Technology for News International (UK). Both News Technology and News International are News Corporation companies. Mr. Smith received a Bachelor of Engineering and Bachelor of Science from the University of Sydney, with first class honors.

The Board of Directors Recommends a Vote FOR the Election of each of the Nominees Named Above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

        The Board of Directors has appointed KPMG LLP as our independent auditors to audit our financial statements for the year ending December 31, 2002. If the stockholders do not ratify the selection of KPMG LLP as our independent auditors, our Board of Directors will reconsider the appointment. A representative of KPMG LLP, which served as our auditors in 2001, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors Recommends a vote FOR the Ratification of KPMG LLP as our Independent Auditors for the year ending December 31, 2002.

PROPOSAL THREE—AMENDMENT AND RESTATMENT OF DIGIMARC CORPORATION'S
1999 STOCK INCENTIVE PLAN
(Proposal No. 3)

        You are asked to vote on the proposed amendment and restatement of our 1999 Stock Incentive Plan (the 1999 Plan) to increase the number of shares of Common Stock reserved for issuance under the 1999 Plan from 6,147,714 shares to 6,897,714 shares, an increase of 750,000 shares. The purpose of amending the 1999 Plan is to enable us to continue to attract and retain talented employees by offering them participation in the 1999 Plan. As a result of our acquisition of the assets of the United States government identification systems business and foreign government digital identification systems business of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation, we added approximately an additional 200 employees to our existing work force. In part because of this large increase to our workforce, the shares remaining in the 1999 Plan may not be sufficient to allow us to recruit and retain capable employees, consultants and directors for the successful conduct of our business.

        The Board of Directors has approved an amendment of the 1999 Plan to increase the number of shares of Common Stock reserved for issuance under the 1999 Plan from 6,147,714 shares to 6,897,714 shares, an increase of 750,000 shares. This proposal to amend the 1999 Plan requires stockholder approval pursuant to the terms of the 1999 Plan. The Board of Directors recommends approval of the amendment because it believes the amendment increases our ability to attract, retain and motivate key employees, officers and directors by providing them with an enhanced proprietary interest in us, which results in an incentive to enhance our growth and profitability.

        A general description of the principal terms of the 1999 Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 1999 Plan. A copy of the 1999 Plan is attached hereto as Exhibit A and is also available to any stockholder upon request.

General Description.

        The 1999 Plan was initially approved by our Board of Directors in October 1999 and by our stockholders in November 1999, and amended by our Board of Directors in May 2000 and approved by our stockholders in July 2000. On March 29, 2002, the Board of Directors approved an amendment to the 1999 Plan, conditioned upon and not to take effect until approved by our stockholders, to increase the number of shares of common stock reserved for issuance under the 1999 Plan by 750,000 shares.

        As of March 15, 2002, 81,942 options to purchase shares of our common stock under the 1999 Plan have been exercised, 4,707,791 options to purchase shares of common stock are outstanding, and options to purchase 1,357,981 shares of common stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $19.23 per share. As of March 15, 2002, the number of employees, directors and consultants eligible to receive grants under the 1999 Plan was approximately 400 persons.

        Amendment to Increase Shares Reserved.    As of March 15 2002, the number of shares reserved for issuance under the 1999 Plan is 6,147,714. This number equals the original 1,500,000 shares authorized for issuance at the time the 1999 Plan was implemented, plus another 75,322 shares that were either reserved but not granted under our 1995 Stock Incentive Plan as of the date of our initial public offering or were awards under our 1995 Stock Incentive Plan that have been forfeited, expired or were cancelled after our initial public offering, plus 1,500,000 shares authorized for issuance and approved by our stockholders in July 2000, plus 3,072,392 total aggregate shares of common stock reserved for issuance under the 1999 Plan pursuant to the automatic annual increase on January 1, 2001 and January 1, 2002.

        The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 750,000 shares, bringing the total current reserve for issuance to 6,897,714.

        Other Terms of the 1999 Plan.    The purpose of the 1999 Plan is to attract and retain the best available personnel, to provide additional incentive to our employees, directors and consultants and our related entities and to promote the success of our business. The 1999 Plan provides for the granting to employees of incentive stock options, and the granting to our employees, directors and consultants and our related entities of non-statutory stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares and other equity-based rights.

        Under the provisions of the 1999 Plan, the number of shares reserved under the 1999 Plan will be automatically increased by awards under our 1995 Stock Incentive Plan that are forfeited, expire or are cancelled. In addition, the 1999 Plan provides that the number of shares of stock reserved for issuance under the 1999 Plan will be increased annually by a number equal to 7% of the fully-diluted number of shares outstanding as of that date or a lesser number of shares determined by the Board of Directors. However, the maximum number of shares available for issuance as incentive stock options shall be increased by the lesser of 1,200,000 shares, 7% of the number of fully-diluted shares outstanding as of that date or a lesser number of shares determined by the Board of Directors.

        Under the 1999 Plan, our Board of Directors, or the compensation committee, administers the granting of stock and options to directors and officers in a way that allows these grants of stock to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) and determines the provisions, terms and conditions of each award. With respect to Awards under the 1999 Plan subject to Internal Revenue Code (Code) Section 162(m), the Compensation Committee consists solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. When stock or options are granted to other participants in the 1999 Plan, our Board of Directors, or the compensation committee administers these awards and determines the provisions, terms and conditions of each award. For grants of awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such awards.

        During their lifetime, those who hold the incentive stock options granted under this plan cannot transfer these options. The options may be distributed by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise the incentive stock options except the person to whom the options were first issued while that person is alive. Stock or options other than incentive stock options which are issued under the 1999 Plan can be transferred to the extent agreed upon at the time of the award.

        The term of awards under the 1999 Plan will be determined by the Board of Directors or the compensation committee; however, the term of an incentive stock option may not be for more than ten years (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of our combined voting power or any of our parent or subsidiary corporations). Where the award agreement permits the exercise or purchase of an award for a period of time following the recipient's termination of service with us, disability or death, that award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

        The exercise price or purchase price, if any, of awards under the 1999 Plan that are not incentive stock options will be determined by the Board of Directors or the compensation committee. In the case of incentive stock options, that price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of our combined voting power or any of our parent or subsidiary corporations) of the fair market value of the common stock on the date the option is granted. The exercise price of non-qualified stock options shall not be less than 50% of the fair market value of the stock. The aggregate fair market value of the common stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

        The number of stock options and stock appreciation rights which may be awarded to an employee in any fiscal year is limited to 750,000 shares. However, in connection with his or her initial commencement of services with us, a participant in the 1999 Plan may be granted stock options and stock appreciation rights for up to an additional 750,000 shares, which shall not count against the limit set forth in the previous sentence. The purpose of the limit is to ensure that any stock options and stock appreciation rights granted under the 1999 Plan will qualify as "performance-based compensation" under Section 162(m) of the Code.

        The form of payment for the shares of common stock when options are exercised or stock is purchased under an award will be determined by the Board of Directors or the compensation committee and may include cash, check, shares of common stock or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the award.

        If a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, except as otherwise provided in an individual award agreement, all unexercised options will terminate unless assumed by the successor corporation. Unless terminated sooner, the 1999 Plan will terminate automatically in 2009. The Board of Directors has the authority to amend, suspend or terminate the 1999 Plan, subject to stockholder approval of certain amendments. However, no action may be taken which will adversely affect awards previously granted under the 1999 Plan unless agreed to by the affected grantees.

        Certain Federal Tax Consequences.    The grant of a non-qualified stock option under the 1999 Plan does not result in any federal income tax consequences to the optionee or to us. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

        The grant of an incentive stock option under the 1999 Plan does not result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receives no deduction at the time of exercise. The Internal Revenue Service recently issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security, Medicare and other payroll taxes (not including income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of incentive stock options on or after January 1, 2003. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

        If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

        The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

        Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

        Recipients of stock appreciation rights ("SARs"), performance units or performance shares generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a SAR, performance unit or performance share.

        We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. Participating individuals will recognize gain upon the disposition of any stock received on exercise of a SAR, performance unit or performance share equal to the excess of (1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the stock was held for more than one year.

        Recipients of dividend equivalent rights will recognize ordinary compensation income on any dividend payments received, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a recipient, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of withholding obligations.

        THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE GRANTEE AND US WITH RESPECT TO THE GRANTEE'S PARTICIPATION IN THE 1999 PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

        Amended 1999 Plan Benefits.    As of the date of this Proxy Statement, no executive officer, director and no associates of any executive officer or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1999 Plan amendments by our executive officers, directors and employees are not determinable at this time.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented at the Annual Meeting is required to approve the amendment of the 1999 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF DIGIMARC CORPORATION'S 1999 STOCK INCENTIVE PLAN.

Meetings and Committees of the Board of Directors

        During 2001, the Board of Directors met ten times. Each director attended at least 75% of the aggregate of (a) the total number of Board of Directors meetings held during the period in which he was a director and (b) the total number of committee meetings of the Board of Directors on which he served during the period in which he was a director.

        The Board of Directors has a compensation committee and an audit committee. The Board of Directors does not have a nominating committee.

        The compensation committee, consisting of Messrs. Monego and Grossi, exercises the authority of the Board of Directors on all compensation matters, including both cash and equity incentive compensation, and administers our employee benefit plans. The compensation committee met eight times during 2001.

        The audit committee, consisting of Messrs. Monego, Grossi, and Smith, recommends the selection of independent public accountants to the Board of Directors, reviews the scope and results of the audit and other services provided by our independent accountants and reviews our accounting practices and systems of internal accounting controls. The audit committee met four times during 2001.

        The Board of Directors adopted and approved the current charter for the audit committee in May 2000, a copy of which was attached to our Proxy Statement for the 2001 Annual Meeting of Stockholders. A copy of that Proxy Statement (as well as other information regarding Digimarc) can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at: Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or you may obtain a copy by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains reports, proxy statements and other information regarding us at http://www.sec.gov. All members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

Director Compensation

        Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees do not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but they are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance of meetings.

        We have a 1999 Non-Employee Director Option Program, which was approved by our Board of Directors in October 1999, became effective in December 1999 and was amended on April 22, 2001 and on March 29, 2002. The 1999 Non-Employee Director Option Program, as amended, establishes an automatic option grant program for the grant of awards to our non-employee directors. Under this program, existing non-employee directors first elected to our Board of Directors are automatically granted an option to acquire 20,000 shares of Common Stock at an exercise price per share equal to fair market value of the Common Stock at the date of grant. These options vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable three years after the grant date. Upon the date of each annual stockholders meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders meeting will receive an automatic grant of options to acquire 12,000 shares of our Common Stock at an exercise price per share equal to fair market value of the Common Stock at the date of grant. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

        The 1999 Non-Employee Director Option Program was amended on March 29, 2002 to provide for the automatic grant of an option to acquire 3,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the date of grant to each non-employee director who serves as a member of a committee of the Board of Directors immediately following each annual meeting of our stockholders, commencing with this Annual Meeting to be held on May 9, 2002. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

Relationships Among Directors or Executive Officers

        There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee was at any time during the fiscal year ended December 31, 2001 an officer or employee of ours. No member of our compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or compensation committee. During 2001, Bruce Davis participated in deliberations of our Board of Directors concerning executive officer compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The Audit Committee hereby reports as follows:

        1.    The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company's management.

        2.    The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

        3.    The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has reviewed and discussed with KPMG LLP their independence from the Company and has considered whether the provision of the non-audit services during 2001 is compatible with maintaining KPMG LLP's independence from the Company.

        4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Digimarc, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Philip J. Monego, Sr.
Brian J. Grossi
Peter Smith

AUDIT FEES, FINANCIAL INFORMATIONS SYSTEMS DESIGN AND IMPLEMENTATION AND ALL OTHER FEES

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG, LLP.

Audit fees, excluding fees for other audit related services(1)	$233,700
Systems Integration Fees	—
All other fees:
Audit related fees(2)	118,000
Other non-audit service fees(3)	23,445

Total Audit and Non-Audit Fees	$375,145

    (1)
    Audit fees, excluding audit related services described in footnote 2 below, consisted principally of professional services rendered for the audit of our annual consolidated financial statements and review of quarterly consolidated statements for 2001.

    (2)
    Audit related fees consisted principally of professional services rendered for an audit of an acquired business and other SEC Filings.

    (3)
    Other non-audit fees consisted principally of tax-related services.

        As set forth in the Audit Committee Report, the Audit Committee has considered and determined that the provision of the non-audit services described above was compatible with maintaining KPMG LLP's independence.

MANAGEMENT

Officers

        The following table sets forth certain information regarding our executive officers and corporate officers.

Name	Age	Position
Executive Officers
Bruce Davis	49	Chief Executive Officer and Director
Geoffrey Rhoads	39	Chief Technology Officer and Director
Paul Gifford	49	President and Chief Operating Officer
E. K. Ranjit	52	Chief Financial Officer
Robert Chamness	49	Vice President, General Counsel and Secretary
Michael Gorriarian	41	Chief Marketing Officer and Vice President of Sales
J. Scott Carr	39	Vice President and General Manager, Secure Documents
Reed Stager	41	Vice President and General Manager, Global Licensing
John Munday	52	President, Digimarc ID Systems, LLC
Indraneel Paul	45	Chief Operating Officer, Digimarc ID Systems, LLC
Corporate Officers
Burt W. Perry	47	Vice President of Engineering
William Y. Conwell	43	Vice President of Intellectual Property

Information concerning Mr. Davis and Mr. Rhoads is included under "Election of Directors."

Executive Officers

        Paul Gifford has been our President and Chief Operating Officer since April of 2001. Prior to that, Mr. Gifford served as the President and COO at Andromedia, Inc, an Internet software company. While there, he was responsible for building their executive team, led the acquisition of another software company, and managed both their US and European operations. From 1996 to 1998, Mr. Gifford served as the Vice President of Product Development at Auspex Systems Inc. In 1996, he served as a Vice President of Tencor Instruments. From 1985 to 1991, he founded and led the management of Sequent's core platform engineering organization and later served at Sequent as the General Manager of the business unit responsible for developing a Windows NT-based family of network server systems. He finished his time at Sequent as the Vice President of Enterprise Engineering. He also has held lead development and director level positions at Tektronix, Inc., IPL Systems, Inc. and Raytheon Co. Mr. Gifford has served on the Oregon Advanced Computing Institute's Technical Advisory Board as well as the Oregon Chapter of the American Electronics Association, served as Director for the Oregon Multimedia alliance, and was a member of board of directors for somethingelegant.com. Mr. Gifford holds a BSEE from Rochester Institute of Technology, a MSEE from the Rochester Institute of Technology/Brown University, and an Executive MBA from Stanford University.

        E. K. Ranjit has served as our Chief Financial Officer since August 1999 and was Secretary between November 1999 and February 2002. Prior to that, he served as Vice President of Finance and Treasurer of TriQuint Semiconductor, Inc., a supplier of integrated circuits for the wireless communications, telecommunications, data communications and aerospace markets from July 1996 to August 1999, and as its Corporate Controller from May 1991 to June 1996. Prior to that, Mr. Ranjit held management positions at GigaBit Logic and United Technologies Mostek. Mr. Ranjit received a B.S. from the University of Texas at Dallas, an M.B.A. from Pepperdine University, and is a Certified Public Accountant.

        Robert Chamness has served as vice president and general counsel since January 2002 and was elected corporate secretary in February 2002. Prior to joining Digimarc, Mr. Chamness was president and chief operating officer of Concentrex Incorporated (previously CFI ProServices, Inc.) from 1995 to 2000 and executive vice president and general counsel from 1993 to 1995. Prior to that, Mr. Chamness practiced law in San Francisco, Washington, D.C., and Indianapolis from 1978 to 1993. A nationally recognized expert in financial services, Mr. Chamness chaired the Consumer Financial Services Committee of the American Bar Associations's Business Law Section, served as president of the American College of Consumer Financial Services Lawyers, and received the American Bankers Association Distinguished Service Award. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. magna cum laude from the Indiana University School of Law.

        Michael Gorriaran has served as chief marketing officer and vice president of sales since February 2002. Most recently, Mr. Gorriarán was a consultant with NewVision Management Consulting in Portland, providing strategic planning and marketing management services to firms in the high technology industry. Previously, he spent 18 years serving in various general management, marketing, strategic planning and sales management roles at Xerox Corporation, where he was responsible for leading domestic and international organizations, launching new products and leading business development initiatives in the areas of professional services and business process outsourcing within Xerox's high-volume database printing, publishing and electronic document management businesses. From 2000 to 2001, Mr. Gorriarán was vice president and general manager of Xerox's Industry Solutions and Services Organization in England, where he managed a $340 million business unit serving clients in seven countries throughout Northern and Central Europe. From 1997 to 1999, he was the vice president and general manger of a $230 million business unit serving clients throughout the Carolinas and Eastern Georgia.Mr. Gorriaran holds a BS in Marketing from the University of Rhode Island and an MM/MBA from Northwestern University.

        J. Scott Carr has served as our vice president and general manager of secure documents since June 1999. Prior to that, he served as our vice president of marketing and business development from January 1998 to May 1999, and director of business development from May 1996 to December 1997. Prior to joining us, Mr. Carr served as vice president of marketing at nCUBE Corporation, a manufacturer of video servers, from July 1995 to May 1996. Prior to that, Mr. Carr worked as a staff architect at Sequent Computer Systems, Inc., a computer equipment manufacturer, from August 1992 to July 1995. Mr. Carr received his B.S. in computer science from Oregon State University.

        Reed Stager has served as our vice president, Global Licensing since October 2001 and as our vice president of Media Commerce from May 2000 to October 2001. Prior to joining Digimarc, Mr. Stager was vice president of marketing and business development for the PVCS Division of MERANT, Inc. from April 1997 to May 2000. From April 1993 through March 1997, Mr. Stager was General Manager of In Focus Systems Services businesses and Director of Worldwide Marketing In Focus Systems. Prior to that, Mr. Stager held management positions at Tektronix and Mentor Graphics. Mr. Stager has over 20 years experience in high technology marketing, e-commerce, business development, strategic planning, services and operations. Mr. Stager holds an M.B.A. from Portland State University and a B.S. in Business from Lewis and Clark College.

        John Munday has served as president of Digimarc ID Systems, LLC since December 2001. Before joining Digimarc, he held the equivalent position in the identification systems business, a division of Polaroid Corporation, from November 1995 through December 2001 during which time the division transitioned from film products to digital systems while building market share in the US and internationally. Previously, Mr. Munday led development of fast-growing high technology businesses for Inchcape PLC. in environmental chemistry, the DuPont Company in digital graphics and imaging and for Allied-Signal Corporation in portable computing devices. Mr. Munday has a B.Sc (honors) degree in theoretical chemistry from La Trobe University in Melbourne, Australia and an MBA from the Harvard Graduate School of Business.

        Indraneel Paul has served as Chief Operating Officer of Digimarc ID Systems, LLC since January 2002. Prior to that, Mr. Paul served as vice president and general manager of MediaBridge since November 1999. From January 1995 through October 1999, Mr. Paul held various positions with TV Guide Networks, a provider of electronic television program guides for the cable television industry. His last position at TV Guide Networks was executive vice president of operations. Prior to that, he served as vice president of engineering and operations at Vyvx, a provider of fiber optic transmission services for the broadcast television industry. Mr. Paul received a B.Tech. in electrical engineering from the Indian Institute of Technology and an M.S. in electrical engineering from Rensselaer Polytechnic Institute.

Corporate Officers

        Burt W. Perry has served as our vice president of engineering since July 1996 and interim co-president from August 1997 through December 1997. Prior to that, Mr. Perry worked as an engineering manager at Intel, designing and managing technology and software development, from June 1993 to July 1996. Mr. Perry received a B.S. in computer science from the University of Delaware.

        William Y. Conwell has served as our vice president of intellectual property since July 1999. Prior to joining us, Mr. Conwell was a patent attorney at Klarquist Sparkman Campbell Leigh & Whinston, LLP since 1984, and became a partner in January 1990. Mr. Conwell received a bachelor's degree in Electrical Engineering from Georgia Institute of Technology and a J.D. from Emory University School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains information in summary form concerning the compensation paid to our chief executive officer and four other most highly compensated executive officers (each, a Named Executive Officer), whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options(#)	(1) All Other Compensation ($)
Bruce Davis(2) Chief Executive Officer	2001 2000 1999	300,000 250,000 250,000	65,625 60,000 133,500	150,000 550,000 262,500	— — 3,631
E. K. Ranjit Chief Financial Officer	2001 2000 1999	170,000 150,000 50,500	22,313 30,625 18,300	39,000 153,000 120,000	— — —
Geoffrey Rhoads Chief Technology Officer	2001 2000 1999	180,000 160,000 125,000	23,625 34,375 81,250	40,000 205,500 50,000	— — —
J. Scott Carr Vice President and General Manager—Secure Documents	2001 2000 1999	170,000 150,000 125,000	22,313 24,375 78,750	37,000 120,500 87,500	— — —
Indraneel Paul(2) Chief Operating Officer, Digimarc ID Systems, LLC	2001 2000 1999	200,000 200,000 33,333	25,000 29,375 50,000	38,000 128,000 75,000	1,463 — —

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2)
The other compensation shown for Mr. Davis and Mr. Paul reflects reimbursements for relocation allowance.

Employment Arrangements

        In July 1999, we adopted a policy regarding the vesting of stock options, including prior grants, for all existing officers at such date. This policy was amended in January 2000 to include all our officers. All shares subject to their options that have not vested will immediately vest if the following two conditions are met:

  •
  we merge with another company and there is a change of control of our Company or we sell substantially all of our assets to another company; and

  •
  any officer's employment is terminated, or constructively terminated, within twelve months thereafter.

Stock Options

        The following table sets forth certain information with respect to stock options granted during the year ended December 31, 2001 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
		Percent of Total Options Granted to Employees in 2001(%)
Name	Options Granted(1)		Exercise Price ($/Sh)	Expiration Date
					5%	10%
Bruce Davis	150,000	5.38	18.16	12/18/11	1,713,109	4,341,354
E. K. Ranjit	39,000	1.40	18.16	12/18/11	445,408	1,128,752
Geoffrey Rhoads	40,000	1.43	18.16	12/18/11	456,829	1,157,695
J. Scott Carr	37,000	1.33	18.16	12/18/11	422,567	1,070,867
Indraneel Paul	38,000	1.36	18.16	12/18/11	433,988	1,099,810

(1)
Stock options are granted at an exercise price equal to the fair market value of our Common Stock on the date of grant. Options granted generally vest ratably over a four-year period and have a ten year term.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table provides summary information, as to the Named Executive Officers, concerning stock options exercised during 2001 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001.

			Number of Securities Underlying Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce Davis	231,000	$3,546,630	328,399	586,701	$2,260,769	$2,777,396
Geoffrey Rhoads	18,750	$188,203	82,725	194,025	$375,935	$810,123
J. Scott Carr	22,500	$353,151	101,371	149,629	$1,130,308	$848,164
E. K. Ranjit	—	—	88,924	193,076	$734,906	$1,199,663
Indraneel Paul	10,000	$201,100	73,079	157,921	$579,504	$852,820

(1)
The value realized upon the exercise of the stock options is equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid.

(2)
The value of unexercised "in-the-money" options is calculated based on the closing price of our Common Stock on December 31, 2001, which was $18.9050 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act, or the Securities Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        We have a compensation committee of the Board of Directors (the Compensation Committee) which has the authority and responsibility to approve the overall compensation strategy, administer our annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee consists of independent, non-employee Board of Director members.

General Compensation Policy

        The Compensation Committee's overall policy is to offer our executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by iQuantic Buck, Radford Associates and the American Electronics Association to develop compensation recommendations competitive with other companies in the communications industry. The Compensation Committee's objectives are to:

  •
  create a performance oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

  •
  focus management on maximizing stockholder value through stock-based compensation aligned to stockholders' return; and

  •
  provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

        The Compensation Committee is authorized to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company. The compensation committee also makes specific recommendations to the Board of Directors concerning the compensation of our executive officers, including the Chief Executive Officer. The Compensation Committee also administers our 1995 Stock Incentive Plan, our 1999 Stock Incentive Plan and our 1999 Employee Stock Purchase Plan.

Factors

        The primary factors considered in establishing the components of each executive officer's compensation package for the year ended December 31, 2001 are summarized below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary.    The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Generally, the Company's performance and profitability are not taken into account in establishing base salary. Salaries paid to the our executive officers for the year ended December 31, 2001 ranged from the 50th percentile at the low end to the 75th percentile at the high end of the compensation data surveyed for the industry. A number of adjustments were made to the surveyed compensation data for the industry to reflect differences in management style, organizational structure and corporate culture, geographic location, product development stage and market capitalization between us and the surveyed entities. As a result of these adjustments, there is not a meaningful correlation between the companies in the industry which were taken into account for comparative compensation purposes and the companies included in the industry group index which appears later in this Proxy Statement for purposes of evaluating the price performance of the Company's Common Stock. See "Stock Performance Graph."

        Annual Incentive Compensation.    For the year ended December 31, 2001, specific financial and organizational objectives, including revenue and orders targets, were established as the basis for the incentive bonuses to be paid to the executive officers of the Company.

        Under the supervision of the Compensation Committee, the Company has established an incentive program for executive and corporate officers pursuant to which cash bonuses are payable to such executives. These executives are responsible for establishing strategic direction or are responsible for major functional or operating units and have an impact on bottom-line results. The Company has tied executive compensation to the achievement of Company goals, putting a substantial portion of executive compensation at risk. For 2001, the performance measures were based on the achievement of the Company's earnings per share goal, revenue growth and other specific financial objectives for business unit participants, as well as measures directly tied to stockholder value creation. Each element of the performance expectations and the target incentive amounts are established at the start of the year for each executive, stated as a dollar amount. Final payout is calculated based upon the results attained relative to the preset performance targets. If performance is below the threshold amount established, the payout is reduced accordingly. If the targeted results and Company goals are attained, the target incentive amounts are payable.

        The amounts shown on the Executive Compensation table reflect the amounts paid under the guidelines stated above.

        Long-Term Stock-Based Incentive Compensation.    Generally, the Compensation Committee awards stock options to each of our executive officers following their initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

        Generally, the size of the option grant made to each executive officer is set at a level which the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but the Compensation Committee also takes into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Compensation Committee's discretion. Each of Mr. Davis, Mr. Rhoads, Mr. Ranjit, Mr. Carr, Mr. Paul, Mr. Gifford, Mr. Stager and Mr. Munday received stock option grants in 2001.

        Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option will generally become exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

        The Compensation Committee utilized the services of an outside consulting firm in 2001 to assist them in determining Mr. Davis' compensation. Mr. Davis's 2001 base salary and bonus target were set near the median range for the industry when compared with those of executives holding similar positions with other companies in the technology industries that are similar to Digimarc. Mr. Davis received a bonus of $65,625 and stock options to purchase 150,000 shares of Common Stock in 2001.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance-based compensation paid to our executive officers in 2001 did not exceed the $1 million limit per officer.

        The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant.

        Submitted by the Compensation Committee of the Company's Board of Directors:

PHILIP J. MONEGO, SR. BRIAN J. GROSSI

STOCK PERFORMANCE GRAPH

        The following graph compares the performance of our Common Stock with the performance of the Nasdaq US Index and the companies included in SIC Code 7373—Computer Integrated Systems Design (our peer group) for the period ended December 31, 2001. We registered our Common Stock under the Securities Act of 1933, as amended, effective December 2, 1999. Accordingly, the following graph includes the required information from December 2, 1999 through December 31, 2001. The comparison assumes $100 was invested on December 2, 1999 in our Common Stock and in each of the other two indices and assumes reinvestment of any dividends. The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of our Common Stock.

	INDEXED DATA
	Dec. 2, 1999	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001
Digimarc Corporation	$100	$88.30	$29.14	$32.81
Nasdaq US Index	$100	$117.89	$70.91	$56.27
Peer Group	$100	$121.95	$51.77	$34.91

Companies included in the peer group index of the stock performance graph are as follows

1MAGE SOFTWARE INC	ELITE INFORMATION GROUP INC	NQL INC
3COM CORP	ELITE LOGISTICS INC	NVE CORP
3SI HOLDINGS INC	EMBARCADERO TECHNOLOGIES INC	NYFIX INC
5B TECHNOLOGIES CORP	ESOFT INC	O2WIRELESS SOLUTIONS INC
ACE COMM CORP	F5 NETWORKS INC	OSAGE SYSTEMS GROUP INC
ACS-TECH80 LTD	FAIR ISAAC & CO INC	PAMET SYSTEMS INC
ALADDIN KNOWLEDGE SYS LTD	FIRST CONSULTING GROUP INC	PATHWAYS GROUP INC
ALTRIS SOFTWARE INC	FONIX CORP	PATIENT INFOSYSTEMS INC
ANTEON INTL CORP -REDH	FORGENT NETWORKS INC	PDF SOLUTIONS INC
APPIANT TECHNOLOGIES INC	FORMULA SYS 1985 LTD -ADR	PEROT SYSTEMS CORP
APPLIED DIGITAL SOLUTIONS	FOURTHSTAGE TECHNOLOGIES INC	PROPHET 21 INC
AREL COMMUNICATIONS & SFTWRE	FUJITSU LTD -SPON ADR	QUALITY SYSTEMS INC
AROS CORP	FULLPLAY MEDIA SYSTEMS INC	RADIANT SYSTEMS INC
ASA INTL LTD	FUNDTECH LTD	RARE MEDIUM GROUP INC
ASIAINFO HLDGS INC	FUTURELINK CORP	REDBACK NETWORKS INC
AT ROAD INC	GENERAL MAGIC INC	REYNOLDS & REYNOLDS -CL A
AUTHENTIDATE HOLDING CORP	GREATE BAY CASINO CORP	ROBOCOM SYSTEMS INTL INC
AUTO-TROL TECHNOLOGY CORP	H T E INC	RSTAR CORP
AWARE INC	HALIFAX CORP	RWD TECHNOLOGIES INC
AXEDA SYSTEMS INC	HENRY (JACK) & ASSOCIATES	S1 CORP
AZTEC TECHNOLOGY PRTNRS INC	HYBRID NETWORKS INC	SABRE HLDGS CORP -CL A
AZUL HOLDINGS INC	IDENTIX INC	SAFELINK CORP
BE FREE INC	IDX SYSTEMS CORP	SEACHANGE INTERNATIONAL INC
BELL INDUSTRIES INC	IKOS SYSTEMS INC	SENTO CORP
BRAINTECH INC	IMAGEMAX INC	SEQUEL TECHNOLOGY CORP
BREAKAWAY SOLUTIONS INC	IMAGEWARE SYSTEMS INC	SM&A CORP
BROADVISION INC	IMAGICTV INC	SOCRATES TECHNOLOGIES CORP
BVR SYS LTD	INSCI CORP	SOFTECH INC
CACI INTL INC -CL A	INTEGRAL SYSTEMS INC/MD	SONIC SOLUTIONS
CAM COMM SOLUTIONS INC	INTEGRATED INFORMATION SYS	SONUS NETWORKS INC
CAVION TECHNOLOGIES INC	INTEGRATED SPATIAL INFO SOL	SSP SOLUTIONS INC
CELERITY SYSTEMS INC	INTELLIGROUP INC	STRATEGIC SOLUTIONS GRP INC
CERNER CORP	INTERACTIVE SYSTEMS WORLDWDE	SYSCOMM INTERNATIONAL CORP
CERTICOM CORP	INTERGRAPH CORP	TALX CORP
CEYONIQ AG -ADR	KNOWLEDGE MECHANICS GROUP	TANNING TECHNOLOGY CORP
CLARENT CORP	LANVISION SYSTEMS INC	TECHNOLOGY SOLUTIONS CO
COI SOLUTIONS INC	LATITUDE COMMUNICATIONS INC	TELOS CORP/MD -CL A
COMPUTRAC INC	MAI SYSTEMS CORP	TELTRONICS INC
CONDOR TECH SOLUTIONS INC	MANATRON INC	TITAN CORP
CONVERGENT COMMUNICATIONS	MANHATTAN ASSOCIATES INC	TRANS-GLOBAL RES NL -ADR
COOPERATIVE COMPUTING INC	MANTECH INTL CORP -REDH	TRICORD SYSTEMS INC
CREATIVE COMPUTER APPL	MAXWELL TECHNOLOGIES INC	TRIPLE P NV
CSP INC	MEDCOM USA INC	TROY GROUP INC
CYSIVE INC	MEDIWARE INFORMATION SYSTEMS	TTI TEAM TELECOM INTL LTD
DASSAULT SYSTEMES S A -ADR	MENTOR GRAPHICS CORP	TVG TECHNOLOGIES LTD
DATA RETURN CORP	MERCURY COMPUTER SYSTEMS INC	TYLER TECHNOLOGIES INC
DATALINK CORP	MERGE TECHNOLOGIES INC	UNICOMP INC
DATATEC SYSTEMS INC	MICROS SYSTEMS INC	UNISYS CORP
DIGITAL LIGHTHOUSE CORP	MULTIMEDIA K I D INC	UNITED LEISURE CORP
DYNAMIC HEALTHCARE TECH INC	NAVIDEC INC	VA SOFTWARE CORP
DYNAMICS RESEARCH CORP	NEOMEDIA TECHNOLOGIES INC	VERSO TECHNOLOGIES INC
DYNTEK INC	NETGATEWAY INC	VIALINK CO
EAGLE WIRELESS INTL INC	NETGURU.COM INC	VIANET TECHNOLOGIES INC
ECLIPSYS CORP	NETSCOUT SYSTEMS INC	VIISAGE TECHNOLOGY INC
ECSOFT GROUP PLC -ADR	NETSMART TECHNOLOGIES INC	VISUAL DATA CORP
ELBIT SYSTEMS LTD	NETWORK ENGINES INC	VISUAL NETWORKS INC
ELBIT VISION SYSTEMS LTD	NETZEE INC	WIPRO LTD -ADR
WORLDGATE COMM INC

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock as of March 15, 2002 by:

  •
  each person or entity known by us to own beneficially more than five percent of our Common Stock;

  •
  our chief executive officer, each of the other Named Executive Officers and each of our directors; and

  •
  all of our executive officers and directors as a group.

        The beneficial ownership is calculated based on 17,178,509 shares of our Common Stock outstanding as of March 15, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days of March 15, 2002 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our Common Stock held by any other individual. The address of each of the executive officers and directors is c/o Digimarc Corporation, 19801 S.W. 72nd Avenue, Suite 100, Tualatin, Oregon 97062.

5% Stockholders
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Mazama Capital Management, LLC One SW Columbia St—Suite 1860 Portland, OR 97258	3,294,150	19.18%
Kopp Investment Advisors 7701 France Avenue South Edina, MN 55435	2,140,565	12.46%
Macrovision Corporation 1341 Orleans Drive Sunnyvale, CA 94089	2,014,458	11.73%
Koninklijke Philips Electronics N.V. Eindhoven The Netherlands	1,933,879	11.26%
WM Advisors, Inc. 1201 third Avenue—22nd Floor Seattle, WA 98101	1,005,600	5.85%
Philip Monego, Sr.(1)	405,340	2.36%
Bruce Davis(2)	431,052	2.51%
E. K. Ranjit(3)	126,657	*
Geoffrey Rhoads(4)	538,347	3.13%
J. Scott Carr(5)	146,287	*
Indraneel Paul(6)	98,173	*
Brian Grossi(7)	56,237	*
William Krepick(8)	2,028,458	11.81%
Alty van Luijt	12,500	*
Peter Smith(9)	20,000	*
John Taysom(10)	276,600	1.61%
All Executive officers and directors as a group (16 persons)(11)	4,322,932	25.16%

*
Less than 1%.

(1)
Includes options for 191,125 shares of Common Stock exercisable within 60 days of March 15, 2002 and 10,250 shares owned by Mr. Monego's spouse.

(2)
Includes options for 322,917 shares of Common Stock exercisable within 60 days of March 15, 2002.

(3)
Includes options for 113,530 shares of Common Stock exercisable within 60 days of March 15, 2002.

(4)
Includes options for 108,367 shares of Common Stock exercisable within 60 days of March 15, 2002. Includes 10,400 shares owned by Amanda Rhoads Trust, 10,400 shares owned by Hudson Rhoads Trust, 100 shares owned by Nicole Rhoads-Trustee for the Children of Geoffrey and Nicole Rhoads, and 10,400 shares owned by Trevor Rhoads Trust. Mr. Rhoads disclaims beneficial ownership of these shares owned by his relatives. Also includes 12,222 shares held by the Myra Camille Holland Charitable Foundation. Mr. Rhoads and his spouse are Trustees of the Foundation.

(5)
Includes options for 121,287 shares of Common Stock exercisable within 60 days of March 15, 2002.

(6)
Includes options for 95,188 shares of Common Stock exercisable within 60 days of March 15, 2002.

(7)
Includes options for 17,500 shares of Common Stock exercisable within 60 days of March 15, 2002.

(8)
Includes options for 12,500 shares of Common Stock exercisable within 60 days of March 15, 2002. Includes 2,014,458 shares held by Macrovision. Mr. Krepick is the President, Chief Operating Officer and a director of Macrovision, and may be deemed to indirectly beneficially own Macrovision's shares. Mr. Krepick disclaims beneficial ownership of the shares held by Macrovision.

(9)
Includes options for 20,000 shares of Common Stock exercisable within 60 days of March 15, 2002.

(10)
Includes options for 17,500 shares of Common Stock exercisable within 60 days of March 15, 2002. Includes 241,700 shares held by Reuters Group. Mr. Taysom, the co-CEO of Reuters Greenhouse Fund, disclaims beneficial ownership of the shares held by Reuters Group.

(11)
Includes options for 1,214,322 shares of Common Stock exercisable within 60 days of March 15, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Private Placement Transactions

        During 2000, we issued in private placement transactions shares of our Common Stock as follows:

  •
  on October 20, 2000, we completed the sale of 1,089,983 shares of our Common Stock to Macrovision Corporation for proceeds of approximately $21.8 million; and

  •
  on October 20, 2000, we completed the sale of 1,933,879 shares of our Common Stock to Koninklijke Philips Electronics N.V. for proceeds of approximately $38.7 million

        In each instance, the issuance of shares was made on reliance on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

        William Krepick, the President and Chief Executive Officer of Macrovision, was appointed to our Board of Directors on October 20, 2000.

        Alty van Luijt, the Senior Vice President for Strategy and Business Development with Philips Corporate Research, was appointed to our Board of Directors on December 1, 2000.

Investors' Rights Agreement

        On October 20, 2000, we entered into a Strategic Investment Agreement with Macrovision Corporation.

        Under the terms of this agreement, if we propose to register any of our securities under the Securities Act, we must give Macrovision 30 days' prior notice of registration and include a portion of its shares of Common Stock in the registration. Additionally, upon written demand of Macrovision, we will be required to file a registration statement on form S-3 or any similar short-form registration statement if requested to do so by Macrovision, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on form S-3 within any 12-month period. Macrovision cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

        On October 20, 2000, we entered into a Strategic Investment Agreement with Koninklijke Philips Electronics N.V.

        Under the terms of this agreement, if we propose to register any of our securities under the Securities Act, we must give Philips 30 days' prior notice of registration and include a portion of its shares of Common Stock in the registration. Additionally, upon written demand of Philips, we will be required to file a registration statement on form S-3 or any similar short-form registration statement if requested to do so by Philips, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on form S-3 within any 12-month period. Philips cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

        All expenses in effecting these registrations will be borne by us, excluding underwriting discounts, selling commissions and stock transfer taxes, which shall be borne proportionately by the holders of the securities that have been registered. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in the registration. We have agreed to indemnify each of Macrovision and Philips of these registration rights, and each of Macrovision and Philips has agreed to indemnify us, against liabilities under the Securities Act, the Securities Exchange Act or other applicable federal or state law.

Transactions with Directors and Executive Officers

        We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

        All future transaction between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested non-employee directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

        We are considering a transaction, or possibly a series of transactions, with GRP, Inc., a California corporation, which may involve joint marketing agreements to certain government entities and other customers relating to photogrammetric projects and the synthesis of satellite and terrain imagery into maps and geographically-keyed databases. The geospatial marketing opportunities may also require technology licensing agreements and joint development work by us and GRP. The following directors and executive officers of our company are investors in GRP: Geoff Rhoads, Bruce Davis, and E.K. Ranjit. Their aggregate ownership interest in GRP is approximately 40.12%. Discussions between GRP and us, and discussions with potential customers, are preliminary and so the amount involved in the potential transactions cannot be determined at this time. Mr. Rhoads is also a director and executive officer of GRP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (Reporting Persons), to file initial reports of ownership and changes in beneficial ownership of Common Stock and other of our equity securities with the Securities and Exchange

Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to us.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations from certain Reporting Persons, during the year ended December 31, 2001, all of the Reporting Persons complied with applicable Section 16(a) filing requirements, except Geoff Rhoads and J. Scott Carr inadvertently failed to include one option exercise on a Form 4. These exercises were subsequently reported on an amended Form 4. John Munday inadvertently failed to file his Form 3 within the 10-day time limit. The Form 3 was subsequently filed.

Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor to our Secretary. To be timely for the 2003 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than January 22, 2003 and no later than February 21, 2003.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2003 Annual Meeting of Stockholders must be received by us not later than December 5, 2002 in order to be considered for inclusion in our proxy materials for that meeting.

Form 10-K

        A copy of our Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. We will provide, without charge upon the written request of any beneficial owner of shares of our Common Stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2001. Written requests should be mailed to the Secretary, Digimarc Corporation, 19801 SW 72nd Avenue, Suite 100, Tualatin, Oregon 97062.

Other Business

        The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy in the envelope, which has been enclosed for your convenience. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Bruce Davis Chief Executive Officer
Tualatin, Oregon April 8, 2001

EXHIBIT A

DIGIMARC CORPORATION

RESTATED 1999 STOCK INCENTIVE PLAN

(amended and restated on May 26, 2000)
(amended and restated on                    , 2002)

        1.    Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (c) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

          (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means any committee appointed by the Board to administer the Plan.

          (h) "Common Stock" means the common stock of the Company.

          (i) "Company" means Digimarc Corporation, a Delaware corporation.

          (j) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (k) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          (l) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (m) "Director" means a member of the Board or the board of directors of any Related Entity.

          (n) "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

          (o) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (p) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (r) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

            (ii)  In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

          (s) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

          (t) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          (u) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (v) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (w) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z) "Performance—Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (aa) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Plan Administrator.

          (bb) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Plan Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Plan Administrator.

          (cc) "Plan" means this 1999 Stock Incentive Plan.

          (dd) "Plan Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          (ee) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended on or prior to the date of consummation of such Corporate Transaction.

          (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (gg) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Plan Administrator.

          (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (ii) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Plan Administrator, measured by appreciation in the value of Common Stock.

          (jj) "Share" means a share of the Common Stock.

          (kk) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 3,750,000 Shares, increased by (i) any Shares available for future Awards under the Company's 1995 Stock Incentive Plan as of the Registration Date, (ii) any Shares that are represented by Awards under the Company's 1995 Stock Incentive

  Plan which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Registration Date, and (iii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to seven percent (7%) of the fully-diluted number of Shares outstanding as of such date or a lesser number of Shares determined by the Plan Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 3,750,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (x) 1,200,000 Shares, (y) seven percent (7%) of the fully-diluted number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Plan Administrator. For purposes of determining the outstanding number of Shares under this Section 3(a), all outstanding classes of securities of the Company, convertible notes, Awards and warrants that are convertible or exercisable presently or in the future by the holder into Shares (excluding options awarded under the Company's 1999 Employee Stock Purchase Plan), shall be deemed to have been fully converted or exercised (notwithstanding any limits on such conversions or exercises) into the number of Shares represented by such securities, notes, Awards and warrants calculated using the treasury stock method. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b)  Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          (a) Plan Administrator.

              (i)  Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (ii)  Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

            (iii)  Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

            (iv)  Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) Powers of the Plan Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Plan Administrator hereunder), and except as otherwise provided by the Board, the Plan Administrator shall have the authority, in its discretion:

              (i)  to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

            (ii)  to determine whether and to what extent Awards are granted hereunder;

            (iii)  to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

            (v)  to determine the terms and conditions of any Award granted hereunder;

            (vi)  to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (vii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

          (viii)  to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

            (ix)  to take such other action, not inconsistent with the terms of the Plan, as the Plan Administrator deems appropriate.

        5.    Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Plan Administrator may determine from time to time.

        6.    Terms and Conditions of Awards.

          (a)    Type of Awards.    The Plan Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b)    Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          (c)    Conditions of Award.    Subject to the terms of the Plan, the Plan Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Plan Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Plan Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d)    Acquisitions and Other Transactions.    The Plan Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e)    Deferral of Award Payment.    The Plan Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Plan Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Plan Administrator deems advisable for the administration of any such deferral program.

          (f)    Award Exchange Programs.    The Plan Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Plan Administrator from time to time.

          (g)    Separate Programs.    The Plan Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Plan Administrator from time to time.

          (h)    Individual Option and SAR Limit.    The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be seven hundred and fifty thousand (750,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional seven hundred and fifty thousand (750,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

          (i)    Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Plan Administrator determines to be appropriate.

          (j)    Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (k)    Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Plan Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Plan Administrator.

          (l)    Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Plan Administrator makes the determination to grant such Award, or such other date as is determined by the Plan Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        7.    Award Exercise or Purchase Price, Consideration, and Taxes.

          (a)    Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

              (i)  In the case of an Incentive Stock Option:

            (A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

            (B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than fifty percent (50%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Plan Administrator.

            (iii)  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (iv)  In the case of other Awards, such price as is determined by the Plan Administrator.

            (v)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

          (b)    Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Plan Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Plan Administrator may determine, the Plan Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

              (i)  cash;

            (ii)  check;

            (iii)  delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Plan Administrator determines as appropriate;

            (iv)  if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Plan Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Plan Administrator);

            (v)  with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

            (vi)  any combination of the foregoing methods of payment.

          (c)    Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Plan Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        8.    Exercise of Award.

          (a)    Procedure for Exercise; Rights as a Stockholder.

              (i)  Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Plan Administrator under the terms of the Plan and specified in the Award Agreement.

            (ii)  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

          (b)    Exercise of Award Following Termination of Continuous Service.

              (i)  An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

            (ii)  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

          9.    Conditions Upon Issuance of Shares.

          (a)  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company, as well as any other terms that the Plan Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive. Except as the Plan Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11.    Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        12.    Amendment, Suspension or Termination of the Plan.

          (a)  The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)  No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c)  No amendment, suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

        13.    Reservation of Shares.

          (a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.    No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

        15.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        16.    Stockholder Approval.    The Plan became effective when adopted by the Board in October 1999. On May 26, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan, (b) to increase the maximum number of shares by which the aggregate number of Shares available for issuance under the Plan and the aggregate number of Shares available for grant of Incentive Stock Options may be increased each year and (c) to adopt a limit on the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. On March 29, 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan, which amendment is subject to approval by the stockholders of the Company.

ON BEHALF OF THE BOARD OF DIRECTORS OF DIGIMARC CORPORATION

        The undersigned hereby constitutes and appoints Bruce Davis and E.K. Ranjit, and each of them, his true and lawful attorneys-in-fact and agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Digimarc Corporation to be held at the RiverPlace Hotel, 1510 SW Harbor Way, Portland, Oregon 97201 on Thursday, May 9, 2002 at 2:00 p.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the nominees to the board of directors named in Proposal No. 1, for the ratification of KPMG LLP as the independent auditors of Digimarc in Proposal No. 2, for the approval of the amendment and restatement of Digimarc's 1999 Stock Incentive Plan in Proposal No. 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the Annual Meeting.

1.
ELECTION OF A DIRECTOR:

☐	FOR the nominees listed below (except as indicated)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below
Bruce Davis Brian Grossi

The Board of Directors recommends a vote FOR the nominees named above. If you wish to withhold authority to vote for any nominee, strike a line through such nominee's name listed above.

2.
PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF DIGIMARC CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2001:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR Proposal No. 2.

3.
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN. TO APPROVE THE INCREASE OF THE NUMBER OS AHRES OF COMMON STOCK RESERVED FFOR ISSUANCE UNDER THE 1999 STOCK INCENTIVE PLAN FROM 6,147,714 SHARES TO 6,897,714, AN INCREASE OF 750,000 SHARES:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR Proposal No. 3.

DATED: , 2002
(Signature)
(Signature)
This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2002
DIGIMARC CORPORATION PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Proposal No. 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
PROPOSAL THREE—AMENDMENT AND RESTATMENT OF DIGIMARC CORPORATION'S 1999 STOCK INCENTIVE PLAN (Proposal No. 3)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
EXHIBIT A DIGIMARC CORPORATION RESTATED 1999 STOCK INCENTIVE PLAN (amended and restated on May 26, 2000) (amended and restated on , 2002)
ON BEHALF OF THE BOARD OF DIRECTORS OF DIGIMARC CORPORATION